Exhibit 99.1

Farmland Partners Inc. Reports Fourth Quarter and Full Year 2017 Results

DENVER, March 1, 2018 /PRNewswire/ - Farmland Partners Inc. (NYSE: FPI) (the “Company”) today reported financial results for the quarter and year ended December 31, 2017.

Fourth Quarter 2017 Highlights

•                  Reported total operating revenues of $15.6 million, a 17% increase over the same period in 2016

•                  Reported operating income of $10.2 million, a 22% increase over the same period in 2016

•                  Reported basic net income available to common stockholders of $0.08 per share

•                  Reported Adjusted EBITDA of $12.7 million, a 25% increase over the same period in 2016

•                  Reported AFFO per share of $0.16

•                  Acquired 5,114 acres of permanent crop farmland in California’s Central Valley for $110 million

•                  Executed an agreement with Rabo AgriFinance, LLC to provide the Company with up to $80.0 million in term loan financing

Full Year 2017 Highlights

•                  Reported total operating revenues of $46.2 million, a 49% increase over 2016

•                  Reported operating income of $22.5 million, a 44% increase over 2016

•                  Reported basic net income available to common stockholders of $0.03 per share

•                  Reported Adjusted EBITDA of $33.7 million, a 56% increase over 2016

•                  Reported AFFO per share of $0.36

•                  Completed merger with American Farmland Company (AFCO) in a stock-for-stock transaction for gross consideration of $246.1 million

•                  Closed an additional $225.9 million of farm acquisitions, in addition to the AFCO merger

•                  Raised $144.5 million of net proceeds through the issuance of approximately 6.0 million shares of 6.00% Series B participating preferred stock in an underwritten public offering

“The fourth quarter of 2017 punctuated what we believe was a strong year for the Company. We were able to beat the midpoint of our original 2017 full year AFFO per share guidance, despite incurring approximately $0.09 per share of preferred dividend costs we had not originally expected” said Paul Pittman, CEO of the Company. “We continue to increase scale and reduce expenses as a percentage of revenue and assets.”

Financial Results

For the three months ended December 31, 2017, the Company recorded net income of $6.5 million and basic net income available to common stockholders of $0.08 per share, as compared to net income of $6.5 million and basic net income available to common stockholders of $0.26 per share for the same period during 2016. For the full year 2017, the Company recorded net income of $9.2 million and basic net income available to common stockholders of $0.03 per share, as compared to net income of $6.0 million and basic net income available to common stockholders of $0.09 per share for 2016.

For the three months ended December 31, 2017, the Company recorded Adjusted Funds from Operations (“AFFO”) of $5.9 million and AFFO per fully diluted share of $0.16, as compared to AFFO of $7.3 million and AFFO per fully diluted share of $0.36 for the same period during 2016. For the full year 2017, the Company recorded AFFO of $13.3 million and AFFO per fully diluted share of $0.36, as compared to AFFO of $11.0 million and AFFO per fully diluted share of $0.58 for 2016.

See “Non-GAAP Financial Measures” for complete definitions of AFFO and Adjusted EBITDA and the financial tables accompanying this press release for reconciliations of net income to AFFO and Adjusted EBITDA.

Operating Results

For the three months ended December 31, 2017, the Company recorded total operating income of $10.2 million and net operating income (“NOI”) of $14.1 million, as compared to total operating income of $8.3 million and NOI of $12.5 million for the same period in 2016. For the full year 2017, the Company recorded total operating income of $22.5 million and NOI of $40.3 million, as compared to total operating revenues of $15.6 million and NOI of $28.6 million for 2016.

See “Non-GAAP Financial Measures” for a complete definition of NOI and the financial table included in this press release for reconciliations of total operating revenues to net operating income.

Acquisition Activity

During the quarter, the Company closed $114.5 million in farm acquisitions. Since January 1, 2018, the Company has completed an additional $27.4 million in farm acquisitions.

Capital Markets Activity and Balance Sheet

During the quarter, the Company announced that it had executed an agreement with Rabo AgriFinance, LLC to provide the Company with up to $80.0 million in term loan financing in two tranches.

As of December 31, 2017, the Company had approximately 38.1 million shares of common stock outstanding on a fully diluted basis, including OP units.

The Company had total debt outstanding of $515.8 million at December 31, 2017, compared to total debt outstanding of $309.9 million a year prior.

2018 Earnings Guidance

The Company is releasing initial full year 2018 AFFO per share guidance of $0.40-0.44 per share. Please refer to page 15 of the Company’s “Q4 2017 Supplemental Package” for more detail.

Conference Call Information

The Company has scheduled a conference call on Friday March 2, 2018 at 10:00 a.m. (Eastern Time) to discuss its financial results for the fourth quarter ended December 31, 2017. The conference call can be accessed live over the phone toll-free by dialing (866) 262-6804, or for international callers by dialing (412) 902-4107.  Participants can reference the Farmland Partners Inc. Fourth Quarter 2017 Earnings Call. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.farmlandpartners.com. A replay of the conference call will be available beginning March 2, 2018 at 1:00 p.m. (Eastern Time) until March 16, 2018 at 11:59 p.m. (Eastern Time), by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International); passcode: 10117658. A replay of the webcast will also be accessible on the Investor Relations website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of the date of this release, the Company owns or has under contract over 166,000 acres in 17 states, including Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kansas, Louisiana, Michigan, Mississippi, Nebraska, North Carolina, South Carolina, South Dakota, Texas and Virginia. We have approximately 30 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our full year 2018 outlook, proposed and pending acquisitions, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock or Series B participating preferred stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, availability of qualified personnel, changes in the Company’s industry, interest rates or the general economy, adverse developments related to crop yields or crop prices, the degree and nature of the Company’s competition, the timing, price or amount of repurchases, if any, under the Company’s share repurchase program, the ability to consummate acquisitions under contract and the other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, and our other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of December 31, 2017 and December 31, 2016

(Audited, in thousands except par value and share data)

	December 31,	December 31,
($ thousands)	2017	2016
ASSETS
Land, at cost	$947,899	$551,392
Grain facilities	11,463	6,856
Groundwater	12,107	11,933
Irrigation improvements	51,678	15,988
Drainage improvements	9,964	4,757
Permanent plantings	52,870	1,845
Other	8,245	2,901
Construction in progress	8,137	1,615
Real estate, at cost	1,102,363	597,287
Less accumulated depreciation	(10,285)	(3,224)
Total real estate, net	1,092,078	594,063
Deposits	239	5,721
Cash	53,536	47,166
Notes and interest receivable, net	9,760	2,843
Deferred offering costs	292	216
Deferred financing fees, net	348	—
Accounts receivable, net	6,650	4,181
Inventory	126	283
Prepaid and other assets	3,057	1,056
TOTAL ASSETS	$1,166,086	$655,529

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes, line of credit and bonds payable, net	$514,071	$308,779
Dividends and distributions payable	4,847	2,938
Accrued interest	3,193	1,538
Accrued property taxes	1,584	1,225
Deferred revenue	3,907	982
Accrued expenses	2,800	4,558
Total liabilities	530,402	320,020

Series B Participating Preferred Stock, $0.01 par value, 100,000,000 shares authorized; 6,037,500 shares issued and outstanding at December 31, 2017, and 0 shares issued and outstanding at December 31, 2016	144,223	—
Redeemable non-controlling interest in operating partnership, Series A preferred units	120,510	119,915

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 30,334,849 shares issued and outstanding at December 31, 2017, and 17,351,446 shares issued and outstanding at December 31, 2016	329	172
Additional paid in capital	350,147	172,100
Retained earnings	5,161	4,103
Cumulative dividends	(31,199)	(14,473)
Non-controlling interests in operating partnership	46,513	53,692
Total equity	370,951	215,594

TOTAL LIABILITIES, SERIES B PARTICIPATING PREFERRED STOCK, REDEEMABLE NON-CONTROLLING INTEREST IN OPERATING PARTNERSHIP AND EQUITY	$1,166,086	$655,529

Farmland Partners Inc.

Consolidated Statements of Operations

For the three and twelve months ended December 31, 2017 and 2016

(in thousands except per share amounts)

	For the Three Months Ended		For the 12 Months Ended
	December 31,		December 31,
	(Unaudited)		(Audited)
	2017	2016	2017	2016
OPERATING REVENUES:
Rental income	$14,575	$13,206	$42,956	$29,668
Tenant reimbursements	678	(13)	1,909	263
Crop sales	269	82	799	846
Other revenue	41	57	555	224
Total operating revenues	15,563	13,332	46,219	31,001

OPERATING EXPENSES
Depreciation, depletion, and amortization	2,142	452	7,792	1,554
Property operating expenses	1,497	850	5,897	2,379
Acquisition and due diligence costs	51	704	930	2,521
General and administrative expenses	1,419	2,253	7,258	7,023
Legal and accounting	303	565	1,453	1,447
Other operating expenses	(4)	196	361	446
Total operating expenses	5,408	5,020	23,691	15,369
OPERATING INCOME	10,155	8,312	22,528	15,632

OTHER (INCOME) EXPENSE:
Other income	(235)	(203)	(391)	(337)
Loss on disposition of assets	153	—	200	—
Interest expense	3,709	2,089	13,561	9,959
Total other expense	3,627	1,886	13,370	9,622

Net income before income tax expense	6,528	6,426	9,158	6,010

Income tax (benefit) expense	—	(86)	—	11

NET INCOME	6,528	6,512	9,158	5,999

Net (income) attributable to non-controlling interests in operating partnership	(891)	(1,793)	(1,244)	(1,761)
Net loss attributable to redeemable non-controlling interests in operating partnership	—	—	—	64

Net income attributable to the Company	5,637	4,719	7,914	4,302

Nonforfeitable distributions allocated to unvested restricted shares	(34)	(24)	(151)	(96)
Distributions on redeemable non-controlling interests in operating partnership, Common units	—	—	—	(113)
Distributions on redeemable non-controlling interests in operating partnership, Series A preferred units and dividends on Series B Participating Preferred Stock	(3,142)	(858)	(6,856)	(2,915)

Net income available to common stockholders of Farmland Partners Inc.	$2,461	$3,837	$907	$1,178

Basic and diluted per common share data:
Basic net income available to common stockholders	$0.08	$0.26	$0.03	$0.09
Diluted net income available to common stockholders	$0.07	$0.18	$0.03	$0.09
Dividends declared per common share	$0.1275	$0.1275	$0.5100	$0.5100
Basic weighted average common shares outstanding	32,085	14,817	31,046	13,204
Diluted weighted average common shares outstanding	44,938	25,560	31,046	13,204

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

For the three and twelve months ended December 31, 2017 and 2016

(in thousands except per share amounts)

	For the three months ended December 31,		For the twelve months ended December 31,
(in thousands except per share amounts)	2017	2016	2017	2016
	(Unaudited)		(Audited)
Net income	$6,528	$6,512	$9,158	$5,999
Depreciation, depletion, and amortization	2,142	452	7,792	1,554
FFO	8,670	6,964	16,950	7,553

Stock based compensation	309	335	1,409	1,224
Indirect equity offering costs	—	16	—	88
Real estate related acquisition and due diligence costs	51	888	1,811	5,061
Dividends on Series B Participating Preferred Stock and and distributions on Series A preferred units	(3,142)	(858)	(6,856)	(2,915)
AFFO	$5,888	$7,345	$13,314	$11,011

AFFO per diluted weighted average share data:

AFFO weighted average common shares	37,442	20,658	37,194	19,107

Net income per share available to common stockholders	$0.08	$0.26	$0.03	$0.09
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.09	0.06	0.21	0.24
Depreciation, depletion, and amortization	0.06	0.02	0.21	0.08
Stock based compensation	0.01	0.02	0.04	0.06
Real estate related acquisition and due diligence costs	—	0.04	0.05	0.26
Dividends on Series B Participating Preferred Stock and and distributions on Series A preferred units	(0.08)	(0.04)	(0.18)	(0.15)
AFFO per diluted weighted average share	$0.16	$0.36	$0.36	$0.58

	For the three months ended December 31,		For the twelve months ended December 31,
(in thousands)	2017	2016	2017	2016
Net income	$6,528	$6,512	$9,158	$5,999
Interest expense	3,709	2,089	13,561	9,959
Income tax expense	—	(85)	—	11
Depreciation, depletion, and amortization	2,142	452	7,792	1,554
EBITDA	$12,379	$8,968	$30,511	$17,523

Stock-based compensation	309	335	1,409	1,224
Indirect equity offering costs	—	16	—	88
Real estate related acquisition and due diligence costs	51	888	1,811	2,789
Adjusted EBITDA	$12,739	$10,207	$33,731	$21,624

	For the three months ended December 31,		For the twelve months ended December 31,
	2017	2016	2017	2016
OPERATING REVENUES:
Rental income	$14,575	$13,206	$42,956	$29,668
Tenant reimbursements	678	(13)	1,909	263
Crop sales	269	82	799	846
Other revenue	41	57	555	224
	$15,563	$13,332	$46,219	$31,001

Property operating expenses	1,497	850	5,897	2,379
NET OPERATING INCOME (NOI)	$14,066	$12,482	$40,322	$28,622

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDA and Adjusted EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDA and Adjusted EBITDA, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs and stock-based compensation.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of NAREIT’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures.  Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period, and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs, and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDA and Adjusted EBITDA

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP. The Company believes that EBITDA is a standard performance measure commonly reported and widely used by analysts and investors in the Company’s industry. However, while EBITDA is a performance measure widely used across several industries, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDA, management uses Adjusted EBITDA, a non-GAAP measure.

The Company calculates Adjusted EBITDA by adjusting EBITDA for certain items such as stock-based compensation and real estate related acquisition and due diligence costs that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDA provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDA, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Net Operating Income

The Company calculates net operating income as total operating revenues (rental income, tenant reimbursements and other revenue) less property operating expenses (direct property expenses and real estate taxes). Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.